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                                   EXHIBIT 12
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           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

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                                                                           YEARS ENDED DECEMBER 31,
                                                                2004        2003         2002         2001         2000
Net Income Before Discontinued Operations and Minority
Interest                                                      $ 2,814      $12,431      $16,960      $15,571      $22,786

Add:
   Interest expense including Amortization of Debt Costs       32,969       28,785       25,216       24,387       27,148
   Rental expense - interest component @ 20%                      112          110           97           98           96
                                                              -------      -------      -------      -------      -------
                                                              $35,895      $41,326      $42,273      $40,056      $50,030
                                                              =======      =======      =======      =======      =======

Fixed Charges:
   Interest expense including Amortization of Debt Costs      $32,969      $28,785      $25,216      $24,387      $27,148
   Rental expense - interest component @ 20%                      112          110           97           98           96
   Total Fixed Charges                                        $33,081      $28,895      $25,313      $24,485      $27,244
                                                              =======      =======      =======      =======      =======

   Ratio of Earnings to Combined Fixed Charges                    1.1          1.4          1.7          1.6          1.8
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